Exhibit 99(h)(7)

AMENDMENT TO THE

AMENDED AND RESTATED SERVICE AGREEMENT

THIS AMENDMENT made as of the 22nd day of September, 2022, to the Amended and Restated Service Agreement (the “Agreement”) dated June 24, 2021, as amended, by and between the trusts listed in Appendix A (the “Trusts”), on behalf of themselves and each of their funds (except as noted) (the “Funds”) and John Hancock Investment Management LLC (formerly, John Hancock Advisers, LLC) (“John Hancock”).

WHEREAS, John Hancock Capital Series desires to retain John Hancock to provide certain services to the Trust and its Funds as described below; and John Hancock is willing to provide such services in the manner and on the terms hereinafter set forth; and

WHEREAS, John Hancock Capital Series on behalf of each of its series, except John Hancock U.S. Global Leaders Growth Fund, desires to become a party to the Agreement; and

WHEREAS, the parties to the Agreement desire to amend Appendix A contained in the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, each Trust and John Hancock hereby agree as follows:

1.         CHANGES IN APPENDIX A

Appendix A of the Agreement is hereby amended, in accordance with Section 6 of the Agreement, to account for one additional Trust and to add the following series, as reflected in Exhibit A hereto:

John Hancock Capital Series	–	John Hancock Classic Value Fund
John Hancock Investment Trust	–	John Hancock Fundamental Large Cap Core Fund

2.         EFFECTIVE DATE

This Amendment shall become effective as of the date first mentioned above.

3.         DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.         OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

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IN WITNESS WHEREOF the undersigned have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

JOHN HANCOCK INVESTMENT MANAGEMENT LLC
(formerly, John Hancock Advisers, LLC)
By:	/s/ Jay Aronowitz
Name:	Jay Aronowitz
Title:	Chief Investment Officer

BY ALL THE TRUSTS LISTED IN APPENDIX A
By:	/s/ Andrew G. Arnott
Name:	Andrew G. Arnott
Title:	President and Chief Executive Officer
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Appendix A

John Hancock Asset-Based Lending Fund

John Hancock Bond Trust

On behalf of each of its series

John Hancock Capital Series

On behalf of each of its series (except John Hancock U.S. Global Leaders Growth Fund)

John Hancock Current Interest

On behalf of each of its series

John Hancock Funds II

On behalf of each of its series

John Hancock Funds III

On behalf of each of its series

John Hancock Hedged Equity & Income Fund

John Hancock Income Securities Trust

John Hancock Investment Trust

On behalf of each of its series

John Hancock Investment Trust II

On behalf of each of its series

John Hancock Investors Trust

John Hancock Municipal Securities Trust

On behalf of each of its series

John Hancock Preferred Income Fund

John Hancock Preferred Income Fund II

John Hancock Preferred Income Fund III

John Hancock Sovereign Bond Fund

On behalf of each of its series

John Hancock Strategic Series

On behalf of each of its series

A-1

John Hancock Tax-Advantaged Dividend Income Fund

John Hancock Tax-Advantaged Global Shareholder Yield Fund

John Hancock Collateral Trust

John Hancock Exchange-Traded Fund Trust

On behalf of each of its series

A-2